Exhibit 99.1
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
REPORTS FIRST QUARTER 2020 RESULTS

New York, NY - September 4, 2020 - Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB) today reported results for the first quarter of 2020.
TSI’s earnings for the first quarter of 2020 are summarized below. To become fully apprised of our results, shareholders are urged to read our Form 10-Q for the quarterly period ended March 31, 2020 posted at https://www.townsportsinternational.com.

COVID-19 Impact

On March 11, 2020, the World Health Organization declared a global pandemic related to the COVID-19 outbreak. The pandemic has caused unprecedented economic volatility and uncertainty which has negatively impacted our recent operating results. In response to the COVID-19 pandemic, we proactively closed all of our clubs system wide by March 22, 2020, the majority of which remain closed through the date of this filing.

We have not recognized first quarter revenue related to monthly membership dues collected in March before clubs closed, we plan to re-open clubs once local authorities issue guidelines authorizing the reopening of fitness centers and we determine it is safe to do so. The March deferrals have had a significant impact on our first quarter financial results. Due to the outbreak of COVID-19, we have taken measures to protect the health and safety of our employees, including having employees work remotely, where possible. The extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic and related restrictions put in place by the “United States”, (U.S.) and international governments, all of which are uncertain and cannot be predicted. We plan to re-open clubs once state and local governments issue guidelines authorizing the re-opening of fitness centers and we determine it is safe to do so. The current outbreak of the novel coronavirus (COVID-19) has severely disrupted the global economy and may have, and the emergence of other epidemic or pandemic crises could have, material adverse effects on our business, results of operations or financial condition.

The duration of the COVID-19 pandemic and the extent of its impact on our business cannot be reasonably estimated at this time. We anticipate that the COVID-19 pandemic will continue to negatively impact our operating results in future periods.
The limited information that follows in this press release is not adequate for making informed investment decisions. The unaudited condensed consolidated Statements of Operations are included below.
Dollar amounts in this release are in thousands, except for share and per share amounts. Amounts are unaudited.

Condensed Consolidated Statements of Operations

	First Quarter
	2020	2019
Revenues:
Club operations	$96,809	$115,140
Fees and other	1,270	1,458
	98,079	116,598
Operating Expenses:
Payroll and related	41,285	45,323
Club operating	54,201	53,576
General and administrative	9,177	6,870
Depreciation and amortization	8,704	9,585
Impairment of fixed assets	46,822	—
Impairment of right-of-use assets	62,865	—
Impairment of intangible assets	17,408	—
	240,462	115,354
Operating loss	(142,383)	1,244
Interest expense	3,016	3,452
Interest income	(8)	(28)
Equity in the earnings of investees	(30)	(55)
Loss before provision for corporate income taxes	(145,361)	(2,125)
(Benefit) provision for corporate income taxes	(8,598)	74
Net loss including non-controlling interests	(136,763)	(2,199)
Less: net (loss) income attributable to non-controlling interests	(440)	(150)
Net loss attributable to Town Sports International Holdings, Inc. and subsidiaries	$(136,323)	$(2,049)
Loss per share:
Basic	$(4.98)	$(0.08)
Diluted	$(4.98)	$(0.08)
Weighted average number of shares used in calculating loss per share:
Basic	27,381,231	26,443,946
Diluted	27,381,231	26,443,946

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	First Quarter
	2020	2019
Net loss including non-controlling interests	$(136,763)	$(2,199)
Less: net (loss) income attributable to non-controlling interests	(440)	(150)
Net loss attributable to TSI and subsidiaries	(136,323)	(2,049)
Interest expense, net of interest income	3,009	3,424
(Benefit) provision for corporate income taxes	(8,598)	74
Depreciation and amortization	8,704	9,585
EBITDA(1)	(133,208)	11,034
Non-cash deferred base rent	—	519
Impairment of fixed assets	46,822	—
Impairment of right-of-use assets	62,865	—
Impairment of intangible assets	17,408	—
Net costs related to closing clubs and other cost-savings initiatives	1,763	(613)
Incremental expense related to the adoption of ASC 606(2)	—	410
Separation expense related to headcount reductions and former executive officers	327	—
Adjusted EBITDA(1)	$(4,023)	$11,350
(1) EBITDA and Adjusted EBITDA for the first quarters of 2020 and 2019 include costs related to acquisitions of $102 and $149, respectively.
(2) On January 1, 2018, the Company adopted FASB Accounting Standards Codification Topic 606 and all the related amendments (“ASC 606”) which requires the Company to defer costs related to obtaining members and expense those costs over the estimated membership life. Under previous guidance, these membership costs were expensed at the time of the respective sale.

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
EBITDA consists of net income (loss) attributable to TSI and subsidiaries plus interest expense (net of interest income), provision for corporate income taxes, and depreciation and amortization. Adjusted EBITDA is TSI’s EBITDA excluding certain items, such as any fixed asset or goodwill impairments, incremental expense related to the adoption of ASC 606, separation expense related to headcount reductions and former executive officers, as well as net costs related to closing clubs and other cost-savings initiatives. EBITDA is not a measure of liquidity or financial performance presented in accordance with GAAP. EBITDA, as we define it, may not be identical to similarly titled measures used by some other companies.
EBITDA has material limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) attributable to TSI and subsidiaries, operating income (loss), cash flows from operating activities or other cash flow data prepared in accordance with GAAP. The items excluded from EBITDA, but included in the calculation of reported net income attributable to TSI and subsidiaries and operating income, are significant and must be considered in performing a comprehensive assessment of our performance.
Investors or prospective investors in TSI regularly request EBITDA as a supplemental analytical measure to, and in conjunction with, our GAAP financial data. We understand that these investors use EBITDA, among other things, to assess our ability to service our existing debt and to incur debt in the future, to evaluate our executive compensation programs, to assess our ability to fund our capital expenditure program, and to gain insight into the manner in which TSI’s management and board of directors analyze our performance. We believe that investors find the inclusion of EBITDA in our press releases to be useful and helpful to them.
Our management and board of directors also use EBITDA as a supplemental measure to our GAAP financial data for purposes broadly similar to those used by investors.
Adjusted EBITDA has similar uses and limitations as EBITDA. We have excluded additional items in the calculation of Adjusted EBITDA because management believes that this metric is useful in making period to period comparisons of our performance. We do not, and investors should not, place undue reliance on EBITDA or Adjusted EBITDA as a measure of our performance.
Forward-Looking Statements
This release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding future financial results and performance, potential club closures, results of cost-savings initiatives, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “may,” “should,” or the negative version of these words or other comparable words. Forward-looking statements speak only as of the date when made, and TSI undertakes no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.
About Town Sports International Holdings, Inc.
Town Sports International Holdings, Inc. is a diversified holding company with subsidiaries engaged in a number of business and investment activities. The Company’s largest operating subsidiary has been involved in the fitness industry since 1973 and has grown to become one of the largest owners and operators of fitness clubs in the Northeast region of the United States. TSI’s corporate structure provides flexibility to make investments across a broad spectrum of industries in order to create long-term value for shareholders.
Until further notice, TSI will not be hosting conference calls to discuss quarterly results. TSI intends to continue to issue press releases reporting quarterly earnings.
Investor Contact:
(917) 765-9974
Investor.relations@town-sports.com